RESTATED EXECUTIVE SUPPLEMENTAL

                              RETIREMENT AGREEMENT

                                     BETWEEN

                      FIRST FEDERAL SAVINGS BANK OF MARION

                                       AND

                                 JOHN M. DALTON

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                         RESTATED EXECUTIVE SUPPLEMENTAL
                           RETIREMENT INCOME AGREEMENT


         This Executive Supplemental Retirement Income Agreement (the "Agreement"), effective as of the 1st day of December 1996, formalizes the understanding by and between FIRST FEDERAL SAVINGS BANK OF MARION (the "Bank"), a federally chartered savings bank, and certain key employees, hereinafter referred to as "Executive" or "Employee," who shall be approved, or who has previously been approved, by the Bank to participate and who shall elect to become a party to this Restated Executive Supplemental Retirement Income Agreement. This agreement also amends and restates the previous "Deferred Compensation Agreement" dated April 30, 1988, between the Executive and the Bank. However, this agreement is not intended to amend or restate any Director Deferred Compensation Agreement, Director Emeritus Agreement or Excess Benefit Plan Agreement which may exist between the Executive and the Bank.

                              W I T N E S S E T H:

         WHEREAS, the Employee has been employed by the Bank and is currently employed in an executive capacity;

         WHEREAS, the Bank desires to retain the valuable services and business counsel of the Employee and to induce the Employee to remain in an executive capacity with the Bank;

         WHEREAS, the Employee is considered a highly compensated Employee or member of a select management group of the Bank;

         NOW, THEREFORE, the Bank promises to pay the benefits provided herein, subject to the terms and conditions of this Agreement, in consideration for the Employee's promise to remain in the continuous employment of the Bank until retirement. The parties hereto agree that the following shall constitute the terms of this Agreement.

SECTION 1.  Definitions
         For the purposes of this Agreement, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. The definitions below shall apply only to this Agreement and shall not be construed as


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applying  to a  qualified  employee  benefit  plan under  Section  401(a) of the
Internal Revenue Code of 1954, as amended.

1.1      Beneficiary
         Beneficiary   shall  mean  the  person  or  persons  the  Employee  has
         designated in writing to the Bank, if none, the Employee's Spouse, Children, or Estate (in that order).

1.2      Deferred Compensation Benefit
         Deferred  Compensation  Benefit shall mean the benefit  provided to the
         Employee  at  his  Retirement  Age,   provided  he  has  satisfied  the
         conditions and terms of this Agreement.

1.3      Discount Rate
         The Discount Rate shall mean 7.89%.

1.4      Estate
         Estate shall mean the estate of the Employee.

1.5      Retirement Age
         Retirement Age shall mean age 65, or later if permitted by the Bank's Board of Directors.

1.6      Spouse
         Spouse shall mean the person to whom the Employee is legally married at the time of the Employee's death.

SECTION 2.  Establishment of Rabbi Trust
         The Bank shall establish a rabbi trust into which the Bank shall contribute assets which shall be held, managed and invested, pursuant to the agreement which establishes such rabbi trust (the "rabbi trust agreement"). The Bank intends to make a contribution or contributions to the rabbi trust to provide the Bank with a source of funds to assist it in meeting obligations under this Agreement. The trust assets shall be subject to the claims of the Bank's creditors in the


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event of the Bank's "Insolvency" as defined in the rabbi trust agreement,  until the trust assets are paid to the Executive and his Beneficiary in such manner and at such times as specified in this Agreement. Contribution(s) to the rabbi trust shall be made in accordance with the rabbi trust agreement.

SECTION 3.  Conditions

         (a) Normal Employment: The payment of benefits under this Agreement to the Employee or Beneficiary are conditioned upon the continuous employment (including periods of disability and authorized leaves of absence as described by this Agreement) of the Employee to the Bank from date of execution of this Agreement until attaining Retirement Age.

         (b) Noncompetition: Payment of benefits is further conditioned upon the Employee not acting in any similar employment capacity for any business enterprise which competes to a substantial degree with the Bank, nor engaging in any activity involving substantial competition with the Bank during employment or after retirement, while receiving benefits under this Agreement without the prior written consent of the Bank. In the event of violation of these provisions, all future payments shall be canceled and discontinued.

SECTION 4.  Deferred Compensation

         (a) Retirement Benefit: At Retirement Age, if the Employee is still covered by this Agreement, the Bank shall commence payments as provided in this section. The Bank shall pay to the Employee a monthly benefit which shall commence the first day of the month next following the Employee's Retirement Date and shall be payable monthly thereafter until 180 payments have been made. The amount of such benefit will be determined as of the Employee's date of retirement as follows:

                  Once the Employee reaches Retirement Age and has maintained


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                  continuous  Years of  Service  with the Bank  from the date of execution of this Agreement to the Retirement Age (including periods of disability and authorized leaves of absence as described in this Agreement), he shall receive compensation at the annualized rate of $99,000 per year. This compensation is to be paid on a monthly basis as set forth above.

         (b) Early Retirement Benefit: Employee shall have the right to receive early retirement benefits, provided he shall have attained the age of fifty-five (55) and remained in continuous service from the date of execution of this Agreement. Approval of the Board of Directors of the Bank is required as a condition for receiving a reduced early retirement benefit. Upon Employee's election to receive such benefit and obtaining the requisite Board approval, the Employee shall be entitled to receive the Accrued Benefit. The Accrued Benefit shall represent that portion of the Deferred Compensation Benefit which is required to be expensed and accrued under generally accepted accounting principles by any appropriate methodology which the Board of Directors may require in the exercise of its sole discretion. Such Accrued Benefit shall be paid to Employee in one hundred eighty (180) equal monthly installments. The interest factor used to annuitize the Accrued Benefit shall be the Discount Rate as defined in
                  Section 1.3. Payment of this early retirement benefit shall commence on the first day of the month next following the Employee's early retirement date.

         (c) Termination: In the event the Employee is involuntarily terminated for any reason other than willful misconduct prior to reaching Retirement Age, then the Employee will immediately become eligible to receive benefits set forth hereunder upon reaching age fifty-five (55), that being annualized compensation of $99,000 a year for a period of 15 years. Payments are to be made monthly for a total of 180 payments.



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SECTION 5.  Death Benefit

         (a) In the event of the death of the Employee prior to retirement and the conditions of Section 3 of this Agreement being effective up to the time of death, the Beneficiary shall receive 180 monthly payments which will represent an annualized payment equal to his salary for his last actual year of service before death per year beginning no later that the latest of:

                  (i) January 1 of the year after the death of the Employee, or

                  (ii) The first day of the third month after the death of the Employee.

         (b) In the event of the death of the Employee after retirement, the Beneficiary shall receive the balance of the payments to which the Employee would have been entitled had he survived. The payments shall be made in the same manner and form as provided for in Section 4.

SECTION 6.  Disability Benefit

         In case of disability, the Employee shall be entitled to receive the benefit specified in Subsection 4(a), reduced by three per cent (3%) per year for each year that the disability precedes Retirement Age, 65 years of age. Such benefit shall be further reduced by any disability benefit payments received by Employee from any policy whose premiums were paid by the Bank. Such payments shall cease on the earliest occurrence of:

                  (i)      reaching Normal Retirement Age, or

                  (ii)     return to active employment, or

                  (iii) a determination by a Physician of the Bank's choice that the Employee is no longer Disabled as defined by
                           Section 11(b) of this Agreement.

SECTION 7.  Named Fiduciary and Claims Procedure

         (a) The Bank is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.


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         (b)      Any  decision by the Bank denying a claim by the Employee or a
                  Beneficiary  for  benefits  under this  Agreement  shall be in
                  writing   and   delivered   or  mailed  to  the   Employee  or
                  Beneficiary. Such statement shall set forth the specific reasons for the denial. In addition the Bank shall afford a reasonable opportunity to the Employee or Beneficiary for a full and fair review of the decision denying such claim.

SECTION 8.  Funding
         This Bank's obligations under this Agreement shall be an unfunded and unsecured promise to pay. The Bank shall not be obligated under any circumstances to fund its obligations under this Agreement. The Bank may, however, at its sole and exclusive option, elect to fund this Agreement in whole or in part.

SECTION 9.  Employee Right to Assets
         The rights of the Employee or his Beneficiaries shall be solely those of an unsecured general creditor of the Bank. The Employee or his Beneficiaries shall only have the right to receive from the Bank those payments as specified under this Agreement. The Employee agrees that neither he nor his Beneficiaries shall have any rights or interests whatsoever in any assets of the Bank. Any asset used or acquired by the Bank in connection with the liabilities the Bank has assumed under this Agreement, except as expressly provided, shall not be deemed to be held under any Trust for the benefit of the Employee or his Beneficiaries, nor shall it be considered security for the performance of the obligations of the Bank. It shall be, and remain, a general, unpledged, and unrestricted asset of the Bank.

SECTION 10.  Acceleration of Payment
         The Bank may at its option, accelerate the payment of any benefits payable under this Agreement with the consent of the Employee or his
Beneficiaries. In the event it is agreed to accelerate these payments, the present value of all future payments shall be paid to the Employee


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or his  Beneficiaries.  The Discount Rate set forth in Section 1.3 shall be used in discounting any payments as determined by the Bank.

SECTION 11.  Leaves of Absence and Disability

         (a) The Bank may, in its sole discretion, permit the Employee to take a leave of absence for a period not to exceed one year. During such leave, the Employee shall be considered to be in the continuous employment of the Bank for the purposes of this Agreement.

         (b) For the purposes of this Agreement, disabled shall mean a physical or mental condition of the Employee resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Bank. The status of disability of the Employee shall be determined by an independent licensed physician chosen by the Bank. During such disability, the Employee shall be considered to be in the continuous employment of the Bank for the purposes of the Deferred Compensation Benefit at Normal Retirement and shall be entitled to Disability Benefits under
                  Section 6 of this Agreement.

SECTION 12.  Assignability
         Except insofar as this provision may be contrary to applicable law, no sale, transfer, alienation, or assignment, pledge, collateralization, or attachment of any benefits under this Agreement shall be valid or recognized by the Bank.

SECTION 13.  Amendment
         This Agreement shall be amended only by the mutual written Agreement of both parties.

SECTION 14.  Enforcement

         This Agreement shall be governed by the laws of the State of Indiana. This Agreement is solely between the Bank and the Employee. Furthermore, the Employee or his Beneficiaries


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shall only have  recourse  against the Bank for  enforcement  of the  Agreement.
However, it shall be binding upon the Beneficiaries, heirs, executors, and administrators of the Employee, and upon any and all successors and assigns of the Bank.

SECTION 15.  Severability
         In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

SECTION 16.  Payments to Beneficiaries
         For the purposes of this Agreement, Beneficiaries shall mean the person or persons designated by the Employee in writing on forms furnished by the Bank. Such Employee may then from time to time change the designated Beneficiaries by written notice to the Bank, and upon such change the rights of all previously designated Beneficiaries to receive any benefits under this Agreement shall cease. If, at the date of death of the Employee, no properly designated
Beneficiary exists, then for the purposes of this Agreement, the legally recognized Spouse of the Employee living at his death, shall be the Beneficiary; if none, then the Children, natural and adopted, then living of the Employee; if none, then the Employee's Estate.

SECTION 17.  Incompetency
         If the Bank shall find that any person to whom any payment is payable under this Agreement is unable to care for their affairs due to illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to the Spouse, a child, a parent, a brother or sister, or a custodian determined pursuant to the Uniform Gift to Minors Act, or to any person deemed by the Bank to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Bank may determine. Any such payments made under this Section in good faith shall be a complete discharge of the liabilities of the Bank under this Agreement.


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SECTION 18.  Right of Employment
         Nothing contained in this Agreement shall be construed to be a contract of employment for any term of years, nor as conferring upon the Employee the right to continue in the employment of the Bank in the employee's present capacity, or in any other capacity. It is expressly understood by the parties hereto that this Agreement relates exclusively to additional compensation for the Employee's services, which compensation is payable after the end of active employment service and is not intended to be an employment contract.

SECTION 19.  Execution

         IN WITNESS WHEREOF, the parties have, caused this Agreement to be executed this _____ day of _______________, _____.

                                          /s/ John Dalton
                                          John M. Dalton - Executive


                                          FIRST FEDERAL SAVINGS BANK OF MARION


                                          By       /s/ Steven L. Banks
                                          Title